Exhibit 1

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D filed herewith, and any amendments hereto, relating to the Common Stock, of Model N, Inc. with the Securities and Exchange Commission pursuant to Rule 13d-1(k) and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date:	September 24, 2013

/s/ Joshua Schwartz
Joshua Schwartz

Flatbush Watermill, LLC		Flatbush Watermill Management, LLC

By:	/s/ Joshua Schwartz	By:	/s/ Joshua Schwartz
	Name: Joshua Schwartz		Name: Joshua Schwartz
	Title: Managing Member		Title: Managing Member

FW2, L.P.		FW3, L.P.

By:	Flatbush Watermill, LLC	By:	Flatbush Watermill, LLC
	Its General Partner		Its General Partner

By:	/s/ Joshua Schwartz	By:	/s/ Joshua Schwartz
	Name: Joshua Schwartz		Name: Joshua Schwartz
	Title: Managing Member		Title: Managing Member